                                                                   EXHIBIT 99.1



                                 LOAN AGREEMENT

                                     AMONG

                    THE CIT GROUP/EQUIPMENT FINANCING, INC.,

                                               as Lender,


                          PATTERSON DRILLING COMPANY,

                                               as Borrower


                                      and

                            PATTERSON ENERGY, INC.,

                                               as Guarantor


                         Dated as of September 27, 1996

                               TABLE OF CONTENTS



R E C I T A L S : . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                        ARTICLE I.

THE LOAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                 Section 1.01 Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                 Section 1.02 Short-Term Loan Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 1.03 Long-Term Loan Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 Section 1.04 Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                 Section 1.05 Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 Section 1.06 Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          (a)     Mandatory Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          (b)     Voluntary Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 1.07 Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 1.08 Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 1.09 Short-Term Loan Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                       ARTICLE II.

CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                 Section 2.01 Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 Section 2.02 Conditions to Subsequent Advances . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 Section 2.03 Waiver of Conditions Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                       ARTICLE III.

REPRESENTATIONS, WARRANTIES AND COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

                 Section 3.01 Representations of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 Section 3.02 Covenants of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 Section 3.03 Covenants of the Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                       ARTICLE IV.

EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21



                                     (i)

                                                        ARTICLE V.

MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                 Section 5.01 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 Section 5.02 No Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 5.03 Applicable Law and Jurisdiction . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 Section 5.04 Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 Section 5.05 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 5.06 Assignment and Participation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 5.07 Costs, Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 5.08 Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 5.09 Section Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 Section 5.10 Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

Schedule 1 to Loan Agreement - DESCRIPTION OF RIGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

Exhibit A - Promissory Note

Exhibit B - Security Agreement

Exhibit C - Notice of Drawing

Exhibit D - Guaranty





                                      (ii)

         THIS LOAN AGREEMENT dated as of September 27, 1996 among PATTERSON DRILLING COMPANY, a Delaware corporation (the "Borrower"), PATTERSON ENERGY, INC., a Delaware corporation (the "Guarantor"), and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed thereto in the Definitions Section of this Agreement.

                               R E C I T A L S :

         1. The Borrower is the owner or part owner of the forty (40) land drilling rigs referred to in Schedule 1 attached hereto (each a "Rig" and collectively, the "Rigs", which terms shall also include within the definition thereof, for purposes of this Agreement, any drilling equipment, drill pipe and related equipment, and additional drilling rigs and/or drilling equipment from such time as any such rigs and/or equipment have been purchased with the proceeds of the Loan).

         2. The Borrower has requested a loan from the Lender in the principal amount of up to Twenty-Two Million United States Dollars (USD 22,000,000) (as more specifically described in Section 1.01 hereof, the "Loan") in order to (i) facilitate the purchase of additional drilling rigs by the Borrower, and (ii) refinance certain indebtedness of the Borrower and the Guarantor upon the terms and conditions contained herein and in the Note.

         3. The Loan shall be evidenced by a secured promissory note made by the Borrower to the Lender (the "Note") substantially in form and substance of Exhibit A annexed hereto and made a part hereof.

         4. In order to secure its obligations hereunder and under the Note, the Borrower has agreed to grant to the Lender a first priority security interest in all of its right, title and interest in the Rigs and any additional rigs or drilling equipment purchased with the proceeds of the Loan.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  DEFINITIONS

         The following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.

         "Agreement", "this Agreement", "herein", "hereunder"' or other like words mean this Loan Agreement as originally executed or as modified, amended or supplemented from time to time pursuant to the provisions hereof.

         "Advance" means a loan by the Lender to the Borrower pursuant to
Section 1.01 of this Agreement.

         "Borrower" means Patterson Drilling Company and its successors and permitted assigns.

         "Business Day" means a day other than a Saturday or a Sunday or a day on which commercial banks are authorized to be closed in the State of New York or the State of Texas.

         "Cash Flow Coverage Ratio" means the sum of the Guarantor's net income on a consolidated basis, plus depletion, depreciation and amortization, plus for the twelve (12) month period from July 1, 1996 through June 30, 1997 only, the costs of acquiring Tucker Drilling Company of up to USD 1,600,000, less dividends paid and extraordinary items of income (as determined in accordance with generally accepted United States accounting principles) in the prior four quarters; divided by the sum of the current portion of long term debt and capitalized lease obligations coming due in the following four quarters.

         "Closing Date" has the meaning set forth in Section 1.02(b) hereof.

         "Collateral Value" has the meaning set forth in Section 1.06(a)(iii) hereof.

         "Dollars" or "USD" means lawful currency of the United States of America.

         "Event of Default" has the meaning set forth in Article IV hereof.

         "Excluded Income Taxes" has the meaning set forth in Section 1.05(a) hereof.

         "Fair Market Value" has the meaning set forth in Section 1.06(a)(iv) hereof.

         "Governmental Agencies" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission having jurisdiction over the Borrower or its properties (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

         "Guarantor" means Patterson Energy, Inc. and its successors and permitted assigns.

         "Guaranty" means the Guaranty dated the date hereof by the Guarantor in favor of the Lender, substantially in the form of Exhibit D hereto.

         "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic (waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601, et seq. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sec. 6901, et seq. (hereinafter called "RCRA"); the

Toxic Substances Control Act, as amended, 15 U.S.C. Sec. 2601, et seq. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sec. 1801, et seq. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990) (hereinafter called "OPA"); or any other statute, law, ordinance, code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

         "Interest Period" has the meaning set forth in Section 1.04(b) hereof.

         "Interest Rate" has the meaning set forth in Section 1.04(b) hereof.

         "LIBOR Rate" means with respect to any Interest Period, the one-month rate of interest per annum at which deposits in U.S. dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate System page 3750 (or such other page as may replace such page 3750 on such system for the purpose of reporting London Interbank Offered Rates of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar) two (2) Business Days before the first day of an Interest Period.

         "Loan" has the meaning set forth in Section 1.01 hereof.

         "Loan Documents" means the Note, this Loan Agreement, the Guaranty and the Security Agreement.

         "Long-Term Loan Period" means the period of time beginning on the Long-Term Loan Conversion Date and ending on the Maturity Date.

         "Long-Term Loan Conversion Date" means August 31, 1997.

         "Maturity Date" means August 31, 2002.

         "Note" has the meaning set forth in paragraph 3 of the Recitals hereof.

         "Notice of Drawing" means the notice of drawing given by the Borrower pursuant to Section 1.02(b), substantially in the form of Exhibit C attached hereto.

         "Payment Date" has the meaning set forth in Section 1.04(a) hereof.

         "Prepayment Premium" has the meaning set forth in Section 1.06(b) hereof.

         "Prime Rate" means with respect to any Interest Period, the rate publicly announced in New York, New York from time to time as the prime rate of The Chase Manhattan Bank, National Association (or any successor thereof) ("Chase"). The Prime Rate shall be determined by the Lender at the close of business two (2) Business Days before the first day of each Interest Period. The Prime Rate is not intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors.

         "Responsible Officer" means, as to the Borrower or the Guarantor, its chief executive officer, chief financial officer or any other officer having principal responsibility for the financial affairs of such company.

         "Security Agreement" means the agreement between the Lender and the Borrower creating a security interest in favor of the Lender in the Rigs and related drilling equipment substantially in the form of Exhibit B hereto.

         "Short-Term Loan Period" means the period of time beginning on the Closing Date and ending on August 31, 1997.

         "Tangible Net Worth" means, at a particular date, the sum of the Guarantor's capital stock (excluding treasury stock) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounted on a consolidated basis appearing on a consolidated balance sheet prepared in accordance with generally accepted United States accounting principles as of the date of determination, excluding, however, from the determination, all inter-company transactions and after deducting therefrom the net book value of all assets (after deducting any reserves applicable thereto) which would be treated as intangibles under generally accepted United States accounting principles, including, without limitation, such items as good will, trademarks, trade names, patents and licenses, franchises and operating rights).

         "Taxes" has the meaning set forth in Section 1.05(a) of this Agreement.

         "Total Liabilities" means indebtedness of the Guarantor on a consolidated basis which would in accordance with generally accepted United States accounting principles be classified as current and long term liabilities of a corporation conducting a business the same as or similar to the Guarantor; provided however, that all deferred charges shall be taken into account.

         "Total Loss" has the meaning set forth in Section 1.06(a) of this Agreement.

                                   ARTICLE I.

                                    THE LOAN

         Section 1.01 Amount.  Subject to the terms and conditions of Section
2.01 of this Agreement, the Lender agrees to make Advances to the Borrower in an aggregate principal amount equal to the lesser of (1) 68% of the Collateral Value determined in accordance with Section 1.06(a)(iii) and as substantiated by the appraisal to be delivered to the Lender pursuant to Section 2.01(n) hereof and (2) USD 22,000,000 (the "Loan").

         Section 1.02 Short-Term Loan Period. (a) During the Short-Term Loan Period, the Lender agrees to make Advances to the Borrower from time to time on any Business Day in the aggregate not to exceed the amount of the Loan available to the Borrower referred to in Section 1.01 hereof. All Advances shall be used by the Borrower for (i) the purchase of additional drilling rigs and equipment, (ii) repayment of the Guarantor's indebtedness to the Lender, and (iii) repayment of the Guarantor's indebtedness to U.S. Bancorp. Each Advance shall be in an amount of at least Five Hundred Thousand United States Dollars (USD 500,000) and no more than one Advance shall be made by the Lender during any thirty (30) calendar days. At least seventy-five percent (75%) of any Advance hereunder of USD 2,000,000 or greater must be used to purchase a Rig, Rigs or related drilling equipment.

         (b) The Borrower shall make a request for an Advance by sending to the Lender a written Notice of Drawing not later than 11:00 a.m., New York Time, three (3) Business Days prior to the date such Advance is requested setting forth the date the Advance is required, the amount of the requested Advance, and the bank account or accounts to which the Advance is to be remitted. The first Notice of Drawing shall be received by the Lender no later than three (3) Business Days immediately preceding the Closing Date. All Notices of Drawing shall be irrevocable. As used in this Agreement, the term "Closing Date" shall mean any Business Day occurring on or prior to September 27, 1996 which shall be the day on which the first Advance is to be made as designated by the Borrower in its Notice of Drawing.

         (c) During the Short-Term Loan Period, the Borrower shall repay all amounts outstanding under this Agreement monthly in arrears in installments of USD 50,000 plus accrued interest through January 31, 1997, and installments of USD 100,000 plus accrued interest thereafter until the Long-Term Loan Conversion Date. Each such installment shall be paid on a Payment Date commencing October 31, 1996.

         Section 1.03 Long-Term Loan Period. (a) On the Long-Term Loan Conversion Date, all amounts outstanding under the Loan will be converted to a sixty (60) month term loan. During the Long-Term Loan Period, the Lender shall make no further Advances to the Borrower hereunder.

         (b) The Borrower shall repay the principal amount of the Note in sixty (60) consecutive monthly installments, each such installment to be paid by the Borrower to the Lender on a Payment Date commencing September 30, 1997 and ending on the Maturity Date. The amount of principal to be repaid on each Payment Date shall be the amount necessary to amortize (over sixty equal monthly installments) seventy five percent (75%) of the balance of the Loan outstanding on the Long-Term Loan Conversion Date, provided, however, that the final installment shall include a balloon amount sufficient to discharge all accrued and unpaid interest, unpaid principal and unpaid premium outstanding under this Agreement and the Note.

         (c) The Loan shall be evidenced by and repayable in accordance with the terms hereof and of the Note.

         Section 1.04 Interest.

         (a) The Borrower shall pay interest, in arrears, on the unpaid principal amount of the Loan from the Closing Date until the principal amount of the Loan is paid in full on the first day succeeding the last day of each Interest Period up to and including the Maturity Date (each such date a "Payment Date") at a rate of interest per annum (computed on the basis of a 365-day year and actual days elapsed) equal to the Interest Rate; provided, however, that all interest accrued on the Loan and unpaid on the Maturity Date shall be paid on the Maturity Date.

         (b) The term "Interest Rate" shall mean, for an Interest Period (as hereinafter defined), an interest rate per annum certified by the Lender to be the LIBOR Rate, plus two and three quarters percent (2.75%). If at any time the Lender shall determine that by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the Interest Rate based on the LIBOR Rate for the succeeding Interest Period or the making or continuance of the Loan at an Interest Rate based on the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Lender shall notify the Borrower that the Interest Rate shall be the Prime Rate, plus one percent (1%). As used in this Agreement, "Interest Period" shall mean each respective and successive monthly period commencing on the Closing Date or the Payment Date in respect of the immediately preceding Interest Period, as the case may be, provided, however, that no Interest Period shall commence or extend past the Maturity Date.

         (c) Any amount of principal or any other amount due hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the Interest Rate.

         (d) In no event shall any interest rate provided for in this Agreement or the Note exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Note, or in the other Loan Documents, in no event shall this Agreement, the Note, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Agreement, the Note or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 1.04(d) shall govern and control, (ii) neither the Borrower nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lender, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrower or otherwise by the Lender in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lender to receive a greater simple interest per annum rate than is presently allowed, the Borrower agrees that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

         Section 1.05 Payments.

         (a) The payment obligations of the Borrower under the Note and all other amounts payable under this Agreement to the Lender shall be paid to the Lender at the address set forth for the Lender in Section 5.01 of this Agreement or at such other place as the Lender may designate (not less than one
(1) Business Day prior to the due date therefor), not later than the close of business on the due date thereof, in lawful money of the United States. All payments shall be made (i) without set-off, counterclaim or condition and (ii) free and clear of, and without deduction for or on account of, any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings of any nature ("Taxes"), unless the Borrower is required by law or regulation to make payment subject to any Taxes. In the event that the Borrower is required by law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Agreement, then: (a) the Borrower shall notify the Lender promptly as soon as it becomes aware of such requirement and shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto; and (b) such payment shall be increased by such amount as may be necessary to ensure that the Lender receives a net amount, free and clear of all Taxes, equal to the full amount which the Lender would have received had such payment not been subject to such Taxes (other than Excluded Income Taxes as such term is defined below). Notwithstanding the foregoing, the Borrower shall not be liable for, or required to pay, any Taxes which are overall income or franchise taxes imposed at any time on the Lender in the United States of America or any state or local government or taxing authority in any state in which the Lender conducts business ("Excluded Income Taxes"). Each such payment or reimbursement by the Borrower shall be net of any credit or the value of any deduction received by the Lender thereon to the extent that the same can be determined by the Lender (as certified by the Lender to the Borrower, such certificate to be conclusive absent manifest error). The Borrower shall indemnify the Lender against any liability of the Lender in respect of such Taxes and shall supply copies of applicable tax receipts.

         (b) If any payment to be made by the Borrower shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

         (c) Each payment to be made on a Payment Date and all prepayments and other payments shall be applied first to the payment of accrued and unpaid interest on the Note, then to the payment of all other amounts due under this Agreement and the other Loan Documents, and the balance shall be applied to the payment of principal due under the Note.

         (d) The Borrower shall indemnify the Lender on demand against all costs, expenses, liabilities and losses (including funding losses) sustained or incurred by the Lender as a result of or in connection with: (a) the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition might constitute an Event of Default); and/or (b) any judgment or order which relates to any sum due hereunder being expressed in a currency other than the currency expressed to be due hereunder and as a result of a variation in rates of exchange between the rate at which such amount is converted into such other currency for the purposes of such judgment or order and the rate prevailing on the date of actual payment of such amount pursuant thereto; and/or (c) any postponement of the Closing Date or any Advance occurring because of one or more of the conditions precedent set forth in Article II shall not have been satisfied or waived; and/or (d) any payment of principal of or interest on the Note made on a date which is not a Payment Date. The above indemnities are separate and independent obligations of the Borrower and apply irrespective of any indulgence granted by the Lender.

         Section 1.06 Prepayment.

         (a)     Mandatory Prepayment.

                 (i) Total Loss. If there shall have occurred a Total Loss as herein defined, on the earlier of (x) the date insurance proceeds are received or (y) seventy five (75) days after the date of occurrence of the Total Loss, the Borrower shall (A) prepay the outstanding principal balance under the Note in an amount equal to the outstanding principal amount of the Loan on the date of prepayment (without counting any amount being prepaid on such date), multiplied by a fraction, the numerator of which is the Fair Market Value of the lost Rig as most recently determined under Section 1.06(a)(iv) and the denominator of which is the Collateral Value most recently determined under Section 1.06(a)(iii) (including the lost Rig), and (B) pay accrued interest thereon to the date of such prepayment together with any other amount due hereunder or under any Loan Document. The Lender shall apply payments received pursuant to this Section 1.06(a)(i) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, are reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error. No Prepayment Premium shall be payable with respect to any Mandatory Prepayments made by the Borrower pursuant to this
         Section 1.06(a).

                 (ii) "Total Loss" means in respect of a Rig (i) the actual or constructive or compromised or arranged total loss of such Rig; or
         (ii) the requisition for title or other compulsory acquisition of such Rig otherwise than by requisition for rental; or (iii) the seizure, attachment, detention or confiscation of such Rig by any government or by persons acting or purporting to act on behalf of any government unless such Rig is released from such seizure, attachment, detention or confiscation within thirty (30) days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Rig, on the date of such loss, (b) in the event of damage to a Rig which results in a constructive or compromised or arranged total loss of such Rig, on the date of the occurrence of the event giving rise to such damage, or (c) in the case of any event referred to in clauses (ii) or (iii) above, on the date of the occurrence of such event. In the event of any Total Loss or requisition of a Rig, the Borrower shall give written or telegraphic notice to the Lender not later than ten (10) days after a Responsible Officer of the Borrower has actual knowledge of such occurrence.

                 (iii) Collateral Value. On or before the Closing Date and again on the Long-Term Loan Conversion Date, the Lender shall arrange to have the Fair Market Value of each of the Rigs determined at the Borrower's expense by an independent appraisal firm nominated by the Borrower from a list of three independent appraisal firms compiled by the Lender. Each such valuation shall be based on the Fair Market Value of each Rig and the oil field tubulars or drill pipe attributable to such Rig. The aggregate of the most recent valuations of each Rig wholly owned by the Borrower is hereinafter referred to as the "Collateral Value". If, on the Long-Term Loan Conversion Date, the outstanding principal amount of the Loan shall exceed sixty-eight percent (68%) of Collateral Value, then the Borrower shall either prepay within five days of Lender's demand the amount of the Loan necessary to restore the ratio referred to herein together with payment of accrued interest thereon and the Prepayment Premium or provide additional security for the Loan which shall be acceptable in the sole opinion of the Lender for these purposes. The Lender shall apply payments received under this Section 1.06(a)(iii) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error.

                 (iv) Fair Market Value. The "Fair Market Value" of any Rig shall be the value determined by an independent appraisal firm chosen by the Borrower in accordance with clause (ii) above on the basis of an arms-length purchase by a willing buyer from a willing seller and without consideration of any drilling contract, or other rig employment contract. The appraisal firm's valuation shall be made without physical inspection, unless otherwise required by the Lender.

         (b) Voluntary Prepayment. (i) The Borrower may prepay in full or in part in amounts of not less than USD 500,000, its indebtedness under the Note on the next Payment Date after giving at least thirty (30) Business Days prior notice of such prepayment. During the first twenty-four (24) months, prepayments which, in the aggregate, exceed three- fourths (3/4) of the amount of the Loan outstanding shall include a premium (the "Prepayment Premium") in an amount equal to two percent (2%) of the aggregate principal amount prepaid. Prepayments made during the first twenty-four months which, in the aggregate, are less than three-fourths (3/4) of the amount of the Loan outstanding shall include a premium (the "Prepayment Premium") in an amount equal to two percent (2%) of the aggregate principal amount prepaid. Prepayments made during the first twenty-four months which, in the aggregate, are less than three-fourths (3/4) of the amount of the Loan outstanding shall include a Prepayment Premium in an amount equal to one-half of one percent (0.5%) of the aggregate principal amount prepaid. Any prepayments made hereunder more than twenty-four (24) months after the Closing Date shall not include a Prepayment Premium.

         (ii)    The Lender shall apply payments received pursuant to this
Section 1.06(b) in accordance with Section 1.05(c) hereof, provided, however, that the principal repayments shall be applied so that the remaining installments of principal, if any, shall be reduced on a pro rata basis, such reduction to be confirmed by the Lender in a certificate delivered to the Borrower which certificate shall be conclusive absent manifest error.

         Section 1.07 Security. All amounts due hereunder and under the Note shall be secured by the Security Agreement in form and substance satisfactory to the Lender.

         Section 1.08 Commitment Fee. The Borrower shall pay to the Lender a commitment fee in an amount of USD 20,000 which Lender acknowledges has been paid to the Lender before the Closing Date.

         Section 1.09 Short-Term Loan Fee. The Borrower shall pay to the Lender a short-term loan fee of one quarter of one percent (.25%) per annum on the unused portion of the Loan during the Short-Term Loan Period, computed on the difference between USD 22,000,000 and the average daily outstanding balance of the Loan, payable quarterly in arrears on the last Business Day of each calendar quarter, beginning December 31, 1996.

                                  ARTICLE II.

                              CONDITIONS PRECEDENT

         Section 2.01 Conditions Precedent. The Lender's execution and delivery of this Agreement and the making of the Loan is subject to the following conditions having been satisfied in the opinion of the Lender on or prior to the Closing Date:

         (a) Each of this Agreement and the other Loan Documents shall have been duly authorized and executed with original counterparts thereof delivered to the Lender.

         (b) The Borrower and Guarantor shall have delivered to Lender evidence of good standing, certificates of incumbency and duly certified resolutions of their respective Boards of Directors and all such other corporate documentation authorizing each to enter into the transactions contemplated by this Agreement and the other Loan Documents.

         (c) The Lender shall have received opinions from Baker & Hostetler, counsel to the Borrower and the Guarantor, and an opinion of its special counsel, Gardere Wynne Sewell & Riggs, L.L.P., each in form and substance satisfactory to the Lender.

         (d) The representations and warranties contained in Article III of this Agreement and in each other Loan Document shall be true on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV hereof and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing or shall have occurred at the completion of the making of the Loan, and the Lender shall have received satisfactory certificates signed by a Responsible Officer of the Borrower or the Guarantor, as to all questions of fact involved in this condition.

         (e) The Lender shall have received, reviewed and accepted the audited consolidated financial statements of the Guarantor dated as of the period ending on December 31, 1995, prepared in accordance with generally accepted United States accounting principles.

         (f) There shall have been no material adverse change in the business, financial condition or operations of the Borrower or the Guarantor since December 31, 1995.

         (g) The Lender shall have received evidence that the person specified to act as agent for service of process for the Borrower, pursuant to
Section 5.03 has agreed to so act.

         (h) The Lender shall have received a certificate of Borrower signed by an officer in charge of environmental affairs and safety as to compliance by the Borrower with all environmental, safety and public health laws and regulations applicable to the Borrower, without limitation of the foregoing, all other laws and regulations affecting or relating to the Rigs, the non-compliance with which would have a material adverse effect on the business, properties or condition (financial or otherwise) of any thereof.

         (i) The Lender shall have received evidence satisfactory to it that the Borrower has good title to all of the Rigs, including, but not limited to, the Rigs previously owned by the Guarantor and covered by the Security Agreement dated as of March 14, 1995, as amended.

         (j) The Borrower shall have provided evidence of insurance maintained by the Borrower and approved by the Lender on the Rigs as required by Article 5 of the Security Agreement.

         (k) The Lender shall have received banking references respecting the Borrower's affairs which, in the sole discretion of the Lender, are satisfactory to the Lender.

         (l) The Security Agreement shall have been duly executed and delivered and shall create a first priority lien on the Rigs under the laws of the State of Texas.

         (m) Financing statements or other documents necessary to perfect the Lender's security interests under the Security Agreement in the State of Texas or any other relevant jurisdiction shall have been filed.

         (n) The Lender shall have received a report appraising the Fair Market Value and Collateral Value of the Rigs prepared by M.E.L. Valuations, Inc. in form and substance satisfactory to the Lender.

         (o) The Rigs shall not have been the subject of a Total Loss and shall not have sustained any material damage to their condition since the date of the inspection and survey reports therefor delivered to the Lender pursuant to Section 2.01(n), or materially decreased in value from the value attributed thereto as set forth in the appraisal report therefor delivered to the Lender pursuant to Section 2.01(n).

         (p) The Guarantor shall have executed and delivered to the Lender all documents necessary to terminate the Loan Agreement and Security Agreement dated as of March 14, 1995.

         (q) The Lender shall have received such other documents and instruments it may reasonably request, in each case in form and substance reasonably satisfactory to it.

         Section 2.02 Conditions to Subsequent Advances. The Lender's obligation to make Advances subsequent to the first Advance is subject to the following conditions having been satisfied in the opinion of the Lender on or prior to the date of each such subsequent Advance:

         (a) Certification by a Responsible Officer that no Event of Default has occurred and is continuing.

         (b) If the proceeds of any such subsequent Advance shall be used by the Borrower for the acquisition of additional land drilling rigs and/or drilling equipment, then due provision shall have been made for (i) the Borrower becoming the legal owner of all right, title and interest in such drilling rigs and/or drilling equipment, (ii) the Lender becoming the holder of a perfected, first priority security interest in such drilling rigs and/or drilling equipment, and (iii) insurance being placed on such drilling rigs and/or drilling equipment as required by Section 5 of the Security Agreement.

         (c) There shall not have occurred, in the sole judgment of the Lender, a material adverse change in the business, financial condition or operation of the Borrower or the Guarantor.
         Section 2.03 Waiver of Conditions Precedent. All of the conditions precedent contained in this Article II are for the sole benefit of the Lender and the Lender may waive any or all of them in its absolute discretion.

                                  ARTICLE III.

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.01 Representations of the Borrower. The Borrower represents and warrants that:

         (a) The Borrower is a corporation, duly organized and validly existing, in good standing under the laws of the State of Delaware and has the requisite power and authority (i) to carry on its business as presently conducted, (ii) to enter into and perform its obligations under each Loan Document to which it is a party, (iii) to borrow moneys, and (iv) to grant a security interest on the Rigs and give the security provided in the Security Agreement.

         (b) The execution, delivery and performance by the Borrower of each Loan Document, and any other instrument or agreement provided for by this Agreement, have been duly authorized by all necessary corporate action, do not require stockholder approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its articles of incorporation or by-laws, and will not violate any provision of law or of any order of any court or governmental agency or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Agreement) in the creation of any security interest, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound; this Agreement and each Loan Document to which it is a party has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding agreement or instrument, enforceable in accordance with the respective terms thereof.

         (c) There are no suits or proceedings pending or to its knowledge threatened against or affecting the Borrower which if adversely determined would have a material adverse effect upon its financial condition, operations or business taken as a whole.

         (d) The registered place of business of the Borrower is 4510 Lamesa Highway, Snyder, Texas 79550. The principal place of business of the Borrower and the place where all records relating to the transactions contemplated hereby, including records relating to the operations of the Rigs are kept is 4510 Lamesa Highway, Snyder, Texas 79550.

         (e) Other than such as have been obtained, no license, consent, approval of or filing or registration with any Governmental Agency or other regulatory authority is required for the execution, delivery and performance of this Agreement or any Loan Document or any instrument contemplated herein or therein. The Borrower is the holder of all certificates and authorizations of governmental authorities required by law to enable it to engage in the business transacted by it.

         (f) No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The Borrower is not engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System. If requested by the Lender, the Borrower will furnish to the Lender in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. The Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended). No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

         (g) The Rigs are and will be on the Closing Date: (a) owned by the Borrower, free and clear of all liens, charges and rights of others except as provided in the Security Agreement; and (b) in good condition, working order and repair.

         (h) The Borrower has filed or caused to be filed all tax returns required by any applicable jurisdiction which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained. The Borrower has established reserves to the extent believed by it to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

         (i) The Borrower has no subsidiaries. The Guarantor is the holder of all of the issued and outstanding shares of the Borrower.

         (j)     (i)      The Borrower has duly complied with, and the Rigs and
         its other properties and operations are in compliance with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies unless such compliance would violate the laws or regulations of the jurisdiction in which the Rigs are operating.

                 (ii) As of the date of this Agreement, the Borrower has received no notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Rigs or other properties owned or operated by the Borrower.

                 (iii) The Borrower has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (a) air emissions, (b) discharges to surface water or ground water, (c) noise emissions, (d) solid or liquid waste disposal,
         (e) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (f) other environmental, health or safety matters which are material and necessary for the ownership or operation of the Rigs or other properties owned or operated by the Borrower and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement.

                 (iv) Except as disclosed to the Lender in writing, to the best of the Borrower's knowledge, except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Rigs or other properties and operations owned or operated by the Borrower required to be reported to any Governmental Agency.

                 (v) Except as disclosed to the Lender in writing, there has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency which concerns the operations of the Rigs or other properties owned or operated by the Borrower.

         (k) All representations and warranties made by the Borrower herein or pursuant to any Loan Document or made in any certificate or written statement delivered pursuant hereto or thereto (i) do not contain any untrue statement of or omit to state a material fact necessary to make the statements contained herein or therein not misleading and (ii) shall survive the making of the Loan hereunder and the execution and delivery to the Lender of the Note and any other Loan Document.

         Section 3.02 Covenants of the Borrower. After the date of execution of this Agreement and until payment in full of the Note and performance by the Borrower of its obligations under this Agreement and the other Loan Documents, the Borrower agrees that it will:

         (a) promptly inform the Lender of any event which constitutes or will constitute, by giving of notice or lapse of time, or both, an Event of Default or adversely affect its ability to fully perform its obligations under this Agreement and the Loan Documents to which it is a party;

         (b) pay and discharge, or cause to be paid and discharged, any taxes, assessments and governmental charges or levies that may be imposed upon the Borrower or upon its income or profits or upon any of its properties prior to the date on which penalties attach thereto and all lawful claims which, if unpaid, might become a lien or charge upon its properties; provided, however, that this provision shall not be deemed to require payment of any taxes, assessments, governmental charges, levies or claims while the Borrower contests the validity thereof by appropriate proceedings in good faith and so long as it shall have set aside on its books adequate reserves with respect thereto;

         (c)     preserve and maintain, or cause to be preserved or maintained,
(i) its existence in good standing in the State of Delaware and in all jurisdictions where it is currently conducting business, and (ii) all its rights, privileges and franchises thereunder;

         (d) file or cause to be filed in such offices as shall be required or appropriate under any applicable Uniform Commercial Code of any State or any other statute of any other jurisdiction, and in such manner and form as the Lender may require or as may be reasonably necessary or appropriate under applicable law, any financing statement or statements or other instruments that may be reasonably necessary or desirable or that the Lender may request in order to create, perfect, preserve, continue, validate or satisfy the Lender's liens on and security interests and rights in collateral arising out of or related to this Agreement and any Loan Document;

         (e) promptly notify the Lender of any proposed change in its name or its assumed name, location of its registered place of business or the office where its records are kept or any principal place of business stated in Section 3.01(d) hereof;

         (f) promptly obtain and upon the reasonable request, deliver to the Lender all authorizations, approvals, consents and licenses and renewals thereof required under any applicable law or regulation with respect to this Agreement, the Loan Documents, and the Rigs and it shall comply with the terms of the same;

         (g) promptly notify the Lender of any suit or proceedings brought against the Borrower or, to the knowledge of the Borrower, threatened against or affecting it which, if adversely determined, would have a material adverse effect upon the financial condition, operations or business of the Borrower taken as a whole;

         (h) upon the request of the Lender, give the Lender or any representative of the Lender access during normal business hours to, and permit the Lender or such representative to inspect, all properties belonging to the Borrower and permit such representative to examine, copy and make extracts from such books, records and documents in the possession of the Borrower, relating to the affairs of the Borrower, as such representative may reasonably request. If requested by the Borrower, the Lender will enter into the Lender's standard confidentiality agreement respecting the affairs of the Borrower;

         (i) comply with and use its best efforts to cause its agents, contractors and sub-contractors (while such persons are acting within the scope of their contractual relationship with the Borrower) to so comply with all material, applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies; and with the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Rigs or other properties owned or operated by the Borrower unless such compliance would violate the laws or regulations of the jurisdictions in which the Rigs are operating.

                 (i) The Borrower will use its best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Rigs or other properties owned or operated by the Borrower.

                 (ii) The Borrower shall notify the Lender, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

                          A. Any written notification made by the Borrower to any federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Rigs or other properties and operations owned or operated by the Borrower;

                          B. Knowledge by a Responsible Officer of the Borrower of receipt of service by the Borrower of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any court, federal, state or local environmental agency, alleging (i) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Rigs or other properties owned or operated by the Borrower or
                 (ii) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Rigs or other properties and operations owned or operated by the Borrower.

                          C. It is understood by the parties hereto that the aforementioned notices are solely for the Lender's information, may not otherwise be required by any federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Lender.

                          D. The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the Texas Railroad Commission, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, et seq.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

                 (iii) The Borrower hereby agrees to indemnify and hold the Lender harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against the Lender with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from any Rig or other properties owned or operated by the Borrower of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, regardless of whether or not caused by or within the control of the Borrower subject to the following:

                          A. It is the parties' understanding that the Lender does not now, has never and does not intend in the future to exercise any operational control or maintenance over the Rigs or any other properties and operations owned or operated by the Borrower, nor has it in the past, presently, or intend in the future to, maintain an ownership interest in the Rigs or any other properties owned or operated by the Borrower except as may arise upon enforcement of the Lender's rights under the Security Agreement.

                          B. Should, however, the Lender hereafter exercise any ownership interest in or operational control over the Rigs or any other properties owned or operated by the Borrower, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Lender subsequent to exercising such interest or operational control, to the extent such action or inaction by the Lender is found by a court or Governmental Agency with competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Rigs or other properties owned or operated by the Borrower of any Hazardous Substance.

                          C. The indemnity and hold harmless contained in this Subsection (i) shall not extend to the Lender in its capacity as an equity investor in the Borrower or as an owner of any property or interest as to which the Borrower is also owner but only to its capacity as a lender, a holder of security interests, or a beneficiary of security interests.

         (j) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the Rigs, the whole or, in the opinion of the Lender, any substantial part of its business, property or other assets, whether by a single transaction or by a series of transactions, (related or not), (ii) materially change or permit to change the management or ownership of the Borrower, (iii) commit any Rig to a drilling contract for a period longer than twelve (12) months (including any committed extensions or renewals) with an entity not an affiliate of Borrower; or (iv) transfer the management or operation of its property, assets or business, or in the opinion of the Lender, any substantial part of its property, assets or business to any other person, firm or corporation.

         (k) not, other than pursuant to or permitted by the Loan Documents create, assume or permit to exist any encumbrance upon the Rigs, or any of its property or assets described in the Security Agreement (whether now owned or hereafter acquired);

         (l) not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld): (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents; or (ii) liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity;

         (m) not, without the prior written consent of the Lender repay any stockholders' loan nor make any loans or advances to any other person (except pursuant to operating agreements and then only in an aggregate amount not exceeding USD 4,000,000 at any one time);

         (n) forthwith upon demand by the Lender and at the Borrower's sole cost and expense, execute and provide all such assurances and do all acts and things as the Lender or any receiver in its absolute discretion may reasonably require for: (i) perfecting or protecting the security created (or intended to be created) by any of the Loan Documents, including, without limitation, granting in favor of the Lender a security interest covering the security created (or intended to be created) by any of the Loan Documents with respect to any obligations of the Borrower hereafter owing to the Lender; or (ii) preserving or protecting any of the rights of the Lender under any of the Loan Documents; or (iii) facilitating the appropriation or realization of any of the collateral assigned or granted to the Lender under any of the Loan Documents and enforcing the security constituted by any of the Loan Documents on or at any time after the same shall have become enforceable; or (iv) the exercise of any power, authority or discretion vested in the Lender under any of the Loan Documents;

         (o) deliver to the Lender such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the Loan Documents, as may be reasonably requested by the Lender;

         (p) upon the request of the Lender, give the Lender or any representative of the Lender at any reasonable time, access to the Rigs and permit the Lender or such representative to inspect the Rigs and any part thereof, as the Lender or such representative may reasonably request;

         (q) obtain an agreement in form and substance reasonably satisfactory to the Lender from any person retained by or for the benefit of the Borrower relating to the management of the Rigs that any indebtedness incurred by such person for the benefit of the Rigs and any fees and expenses paid to such manager shall be subject and subordinate to the lien created by the Security Agreement; and

         (r) maintain all permits and certificates which are material and necessary under all applicable environmental, safety and public health laws and regulations applicable to the Borrower and the Rigs, and all other laws and regulations affecting or relating to the Rigs.

         Section 3.03 Covenants of the Guarantor. After the date of execution of this Agreement and until payment in full of the Note and performance by the Guarantor of its obligations under this Agreement and the other Loan Documents, the Guarantor agrees that it will:

         (a) promptly inform the Lender of any event which constitutes or will constitute, by giving of notice or lapse of time, or both, an Event of Default or adversely affect its ability to fully perform its obligations under this Agreement and the Loan Documents to which it is a party;

         (b)     preserve and maintain, or cause to be preserved or maintained,
(i) its existence in good standing in the State of Delaware and in all jurisdictions where it is currently conducting business, and (ii) all its rights, privileges and franchises thereunder;

         (c) not, without the prior written consent of the Lender, (i) sell, transfer, lend, lease or otherwise dispose of the whole or, in the opinion of the Lender, any substantial part of its business, property or other assets, whether by a single transaction or by a series of transactions, (related or not), or (ii) materially change the management of the Guarantor;

         (d) not, without the prior written consent of the Lender (which consent shall not be unreasonably withheld): (i) conduct or manage any business or activity other than as presently conducted or managed or as is contemplated by this Agreement and the Loan Documents; or (ii) liquidate or dissolve or consolidate or amalgamate with, or merge into, any other entity;

         (e) not, without the prior written consent of the Lender repay any stockholders' loan nor make any loans or advances to any other person (except pursuant to operating agreements and then only in an aggregate amount not exceeding USD 4,000,000 at any one time);

         (f) deliver to the Lender such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the Loan Documents, as may be reasonably requested by the Lender;

         (g) deliver, or shall cause to be delivered, to the Lender at least two copies and as many additional copies as the Lender may reasonably require from time to time of, (i) its audited annual consolidated financial statements (including the balance sheet and income statement of the Borrower), in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the same have been issued but in any case within one hundred twenty (120) days of the end of its fiscal year certified by Coopers and Lybrand or other auditors as may be acceptable to the Lender that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor as of the date thereof, (ii) its quarterly consolidated and consolidating financial statements (including the balance sheet and income statement of the Borrower) in a form consistent with generally accepted United States accounting principles and practices consistently applied, as soon as is practicable after the end of each financial quarter but in any case within sixty (60) days of the end of its financial quarter certified by one of its Responsible Officers that the consolidated financial statements present fairly, in all material respects, the financial position of the Guarantor and the Borrower as of the date thereof, (iii) such financial or other information relating to it, any of the transactions contemplated by this Agreement or any of the other Loan Documents, as may reasonably be requested by the Lender or generally made available to its other creditors, its shareholders and to any governmental authorities;

         (h) maintain, on a quarterly basis, a consolidated Cash Flow Coverage Ratio of at least 2.0:1.0;

         (i) maintain, on a consolidated basis, Tangible Net Worth of at least USD 36,000,000;

         (j) maintain, on a consolidated basis, a ratio of Total Liabilities to Tangible Net Worth not greater than 1.25:1.0;

         (k) maintain and cause the Borrower to maintain all permits and certificates which are material and necessary under all applicable environmental, safety and public health laws and regulations applicable to the Guarantor, the Borrower and the Rigs, and all other laws and regulations affecting or relating to the Rigs; and

         (l) deliver to the Lender, contemporaneously with the delivery to the Lender of the annual and quarterly financial statements specified in
Section 3.03(g) above, its certificate (in form and substance satisfactory to the Lender), signed by one of its Responsible Officers, (i) stating that such officer has reviewed the relevant terms of this Agreement, the other Loan Documents and all other agreements of the Guarantor and the Borrower which evidence indebtedness for borrowed money, lease or other financial obligations (the "Financial Obligation Agreements") and has made or caused to be made under his supervision, a review of the transactions and condition of the Guarantor and the Borrower during the relevant fiscal quarter or year, as the case may be, and that such review has not disclosed the existence during such period, nor does such Responsible Officer have knowledge of the existence as at the date of such certificate, of any condition or event which constitutes an event of default under any of the Loan Documents or Financial Obligation Agreements, or which, after notice or lapse of time or both would constitute an event of default under any of the Loan Documents or Financial Obligation Agreements, or if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Guarantor or the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in form and detail satisfactory to the Lender the calculations respecting compliance with the financial covenants of this Agreement and (iii) for purposes of the annual certificate only, attaching and certifying as true and correct a certificate evidencing the insurance in place with respect to the Rigs and their operation by the Borrower.


                                  ARTICLE IV.

                               EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing, (each an "Event of Default"):

         A. the Borrower shall fail to pay any principal of or interest on the Note, which failure shall continue for five (5) days after the date when due;

         B. any representation or warranty made by either the Borrower or the Guarantor herein or made in any certificate or financial statement furnished to the Lender hereunder or under any of the Loan Documents shall prove to have been incorrect in any material respect;

         C. default in the performance of any agreement, covenant, term or condition contained herein or in any Loan Document to be performed by the Borrower or the Guarantor;

         D. an event of default under any loan agreement, credit agreement, security agreement, guaranty agreement, lease agreement or other agreement now existing or hereafter entered into by the Borrower or the Guarantor shall not have been remedied within any stated grace periods during such time as USD 1,000,000 or more is outstanding under such agreement;

         E. any license, consent or approval of any governmental body or other regulatory authority required for the making and performance of this Agreement or any instrument contemplated hereby or thereby shall have been revoked, withdrawn, materially modified or withheld or shall otherwise fail to remain in full force and effect;

         F.      Any of the following events shall occur:

                 (i) the Borrower or the Guarantor commences a voluntary case under Title 11 of the United States Code as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or

                 (ii) an involuntary case is commenced against the Borrower or the Guarantor under the Bankruptcy Code and relief is ordered against the Borrower or the Guarantor or the petition is controverted but is not dismissed or stayed within sixty (60) days after the commencement of the case; or

                 (iii) a custodian (as defined in the Bankruptcy Code) or a similar official is appointed for, or takes charge of, all or substantially all of the property of the Borrower or the Guarantor and such appointment is not terminated within ninety (90) days; or

                 (iv) the Borrower or the Guarantor commences any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency, liquidation or similar law of any jurisdiction relating to the Borrower or the Guarantor (whether now or hereafter in effect), or there is commenced against the Borrower or the Guarantor any such proceeding which remains undismissed or unstayed for a period of sixty (60) days or the Borrower or the Guarantor is adjudicated insolvent or bankrupt; or the Borrower or the Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or

                 (v) the Borrower or the Guarantor by any act or failure to act indicates its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days; or

                 (vi) the Borrower or the Guarantor makes a general assignment for the benefit of creditors; or

                 (vii) any corporate action is taken by either the Borrower or the Guarantor for the purpose of effecting any of the foregoing.

         G. an order, judgment or decree shall be entered, without the application, approval or consent of the Borrower or the Guarantor by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the Guarantor seizure or attachment of all or a substantial part of the Borrower's or the Guarantor's assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

         H. judgments or orders for the payment of monies in excess of USD 750,000 in aggregate shall be rendered against the Borrower or the Guarantor and such judgments or orders shall continue unsatisfied, unstayed or unhanded for a period of thirty (30) days;

then the Lender may by written notice to the Borrower (1) immediately terminate the commitment of the Lender hereunder; (2) declare the principal of, and interest accrued to the date of such declaration on, the Note together with all other amounts due hereunder or under any of the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable (provided, however, no notice or declaration shall be required and such amounts shall be immediately due and payable upon the occurrence of an event described in Article IV(F) or (G) hereof) and (3) exercise any remedies to which it may be entitled by any Loan Document or by applicable law.

                                   ARTICLE V.

                                 MISCELLANEOUS

         Section 5.01 Notices. All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:

         In the case of the Borrower, at


                 4510 Lamesa Highway
                 Snyder, Texas 79550

                 Attention: Chief Financial Officer
                 Telecopier: (915) 573-0281


         In the case of the Guarantor, at

                 4510 Lamesa Highway
                 Snyder, Texas  79550

                 Attention:  Chief Financial Officer
                 Telecopier:  (915) 573-0281

         In the case of Lender, at

                 The CIT Group/Equipment Financing, Inc.
                 1211 Avenue of the Americas
                 New York, New York 10036

                 Attention:       (a)      Senior Vice President - Credit
                                                  Telecopier: (212) 536-1385

                                  (b)      Legal Department
                                                 Telecopier: (212) 536-1388

         with a copy to

                 The CIT Group/Equipment Financing, Inc.
                 300 South Grand Avenue, 3rd Floor
                 Los Angeles, CA 90071

                 Attention:       (a)      Vice President - Credit
                                                  Telecopier: (213) 628-7083

                                  (b)      Vice President - Legal
                                                  Telecopier: (213) 628-7083

or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or 3 days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours, except that all notices, requests and demands to the Lender shall not be effective until received by the Lender. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.

         Section 5.02 No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lender of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         Section 5.03 Applicable Law and Jurisdiction. (a) THIS AGREEMENT AND THE LOAN DOCUMENTS PROVIDED FOR HEREIN (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. Any legal action or proceeding against the Borrower or the Guarantor with respect to this Agreement or any Loan Document may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and the Borrower and the Guarantor hereby irrevocably accept the jurisdiction of such courts for the purpose of any action or proceeding. The Borrower and the Guarantor hereby designate and irrevocably appoint and empower C T Corporation System (the "Process Agent"), currently located at 1633 Broadway, New York, New York 10019 in each case as its authorized agent to accept, receive and acknowledge for and on behalf of each and its property service of any and all process which may be served but only in any action, suit or proceeding of the nature referred to above in the State of New York and further agree that failure of such firm to give the Borrower or the Guarantor any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrower and the Guarantor hereby irrevocably authorize and direct the Process Agent to accept such service on its behalf. The Borrower and the Guarantor further irrevocably consent to the service of process out of said courts by the mailing thereof by the Lender by U.S. registered or certified mail postage prepaid to the party to be served at its address designated in Section 5.01. The Borrower and the Guarantor agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 5.03 shall affect the right of the Lender to serve legal process in any other manner permitted by law or affect the right of the Lender to bring any action or proceeding against the Borrower and the Guarantor or their respective properties in the courts of any other jurisdiction. To the extent that the Borrower or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its property, the Borrower and the Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the other Loan Documents. The Borrower and the Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

         (b) THE LENDER, THE BORROWER AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         Section 5.04 Severability. In the event that any provision of this Agreement is held to be void or unenforceable in any jurisdiction, all other provisions shall remain unaffected and be enforceable in accordance with their terms in such jurisdiction, and all provisions of this Agreement shall remain unaffected and shall be enforceable in accordance with their terms in all other jurisdictions.

         Section 5.05 Amendment. Neither this Agreement nor any provision hereof, including without limitation this Section 5.05, may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

         Section 5.06 Assignment and Participation. The Lender shall have the right, provided it complies with all applicable state and federal securities laws, to assign or grant participations in all or any portion of the Loan outstanding under this Agreement or the Note to any affiliate of the Lender or to any foreign, federal or state banking institution, savings and loan institution or finance company upon thirty (30) days written notice to the Borrower of such assignment or participation.

         Section 5.07 Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable fees, costs and expenses in connection (i) with the preparation, execution, delivery, administration, amendment and enforcement of this Agreement, the Note, the other Loan Documents and any other documents to be delivered hereunder and thereunder (including, without limitation, the appraisal and inspection reports required hereunder) and any amendment, modification or supplement hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lender, and any special counsel associated with them, and with respect thereto and the filing of any document or instrument in connection with any of the foregoing,
(ii) with respect to reasonable fees and out of pocket expenses of counsel for advising the Lender as to its rights and responsibilities under this Agreement and the transactions contemplated thereby after an Event of Default or an event which, with the giving of notice or lapse of time, or both, shall have occurred, and (iii) with any filing or recording of any document or instrument. In addition, the Borrower shall pay any and all stamp and other taxes (including, without limitation penalties and interest assessed thereon) other than Excluded Taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement and the Loan Documents and any other documents to be delivered hereunder and thereunder and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

         Section 5.08 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

         Section 5.09 Section Headings. The headings of the various Sections and subsections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 5.11 Merger. THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE BORROWER AND THE GUARANTOR ON THE ONE HAND AND THE LENDER ON THE OTHER HAND AND SUPERSEDE ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                   PATTERSON DRILLING COMPANY

                                   By:    /s/ James C. Brown
                                      -----------------------------------------
                                   Name:  James C. Brown
                                        ---------------------------------------
                                   Title: Vice President-Finance
                                         --------------------------------------


                                   PATTERSON ENERGY, INC.


                                   By:    /s/ James C. Brown
                                      -----------------------------------------
                                   Name:  James C. Brown
                                        ---------------------------------------
                                   Title: Vice President-Finance
                                         --------------------------------------


                                   THE CIT GROUP/EQUIPMENT FINANCING,
                                    INC.


                                   By:    /s/ Joseph M. Pitch
                                      -----------------------------------------
                                   Name:  Joseph M. Pitch
                                        ---------------------------------------
                                   Title: Vice President
                                         --------------------------------------